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                                                                 Exhibit 10.15


                            MANUFACTURING AGREEMENT


     This AGREEMENT is dated as of February 27, 1995 by and between Thermo Separation Products Inc., a Delaware corporation ("TSP"), and Thermo BioAnalysis Corporation, a Delaware corporation ("TBA").

     WHEREAS, TSP has contributed to TBA all of the property, assets, benefits and liabilities, wherever located, related to TSP's capillary electrophoresis products ("Products");

     WHEREAS, TBA desires that TSP continue performing manufacturing assembly services with respect to such Products (the "Assembly Services"); and

     WHEREAS, TSP is willing to perform the Assembly Services pursuant to the terms and conditions of this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants expressed herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

     1.   Services.
          --------

     TSP hereby agrees to perform the Assembly Services for TBA when and as reasonably requested by TBA for the term of this Agreement or, if earlier, until TBA shall notify TSP that it no longer requires such Assembly Services. In performing the Assembly Services, TSP will use the same degree of skill and care that it uses in connection with its own work. For purposes of allocating time and materials to the performance of the Assembly Services, TSP shall not discriminate between the Assembly Services, on the one hand, and the business of TSP on the other hand. TSP shall make all decisions with respect to such allocation as if it was performing the Assembly Services for its own benefit. TSP agrees that any Products assembled for TBA pursuant to this Agreement shall be assembled in accordance with the specifications provided by TBA; provided, however, that TSP must approve any Product specifications that differ materially from the product specifications used by TSP immediately prior to the contribution of the line of Products to TBA, which approval shall not be unreasonably be withheld.

     2.   Fees; Payment for Services.
          --------------------------

     TSP shall charge a fee for its Assembly Services in the amount of its "Factory Cost" plus 1.0%. For purposes of this Agreement, TSP's Factory Cost shall equal (i) TSP's actual cost of materials used or consumed in providing the Assembly Services plus (ii) a portion of TSP's labor, overhead and other indirect expenses, such expenses to be calculated and allocated in accordance with TSP's standard accounting policies and manufacturing practices. Such fees may be changed from time to time in TSP's sole discretion, provided that no change shall be effective until 30 days



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after TBA shall have received written notice thereof. TSP shall submit to TBA monthly statements that shall specify the type and quantity of Products the assembly of which was completed during the preceding month. TBA shall pay to TSP the amount of such statements within 30 days after receipt of thereof.

     3.   Term and Termination.
          --------------------

          (a) This Agreement shall have an initial term of one year, unless sooner terminated in accordance with Section 3(b) below. The Agreement shall automatically renew for successive additional terms of one year, unless either party shall have provided a termination notice to the ot party 30 days in advance of the end of the then-current term. In the event that TSP shall notify TBA that it wishes to terminate this Agreement in accordance with the preceding sentence, this Agreement shall automatically, and without action on the part of either party, continue in full force and effect for such period, not to exceed six months from the end of the then-current term, reasonably required to permit TBA to commence the manufacturing of Products for which TSP had been providing Assembly Services. TSP further agrees to provide such technical and other assistance as TBA may reasonably request during such period to enable TBA to commence such manufacturing.

          (b) Either party may, in its discretion, terminate this Agreement in the event that (i) the other party breaches any material obligation hereunder, which breach continues for a period of 15 days after written notice thereof is delivered by the non-breaching party, (ii) the other party enters into any voluntary proceeding in bankruptcy, reorganization or arrangement for the appointment of a receiver or trustee to take possession of such party's assets or any other voluntary proceeding under any law for the relief of creditors, or
(iii) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (A) relief in respect of the other party, or of a substantial part of the property or assets of the other party, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the other party or for a substantial part of the property or assets of the other party or (C) the winding-up or liquidation of the other party; and such proceeding or petition shall continue undismissed for 30 days (exclusive of any period during which a stay is in effect) or an order or decree approving or ordering any of the foregoing shall be entered.

     4.   Subcontractors.
          --------------

     Subject to TBA's prior written consent, which shall not be unreasonably withheld, TSP may subcontract all or any portion of its duties hereunder to third parties; provided, that any such subcontractor shall be bound by the terms of this Agreement; and provided, further, that for those Assembly Services usually performed for TSP by third parties, no such consent shall be required.



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     5.   Indemnification.
          ---------------

          (a) TBA shall indemnify and hold harmless TSP from and against any and all losses, costs, damages, liabilities or expenses (collectively, "Damages") incurred by TSP as a result of (i) any breach by TBA of this Agreement or (ii) the actual or alleged negligence of any employee, consultant, agent or representative of TBA.

          (b) TSP shall indemnify and hold harmless TBA from and against any and all Damages incurred by TBA as a result of (i) any breach by TSP of this Agreement or (ii) the actual or alleged negligence of any employee, consultant, agent or representative of TSP.

          (c)   Whenever any claim shall arise for indemnification under this
Section 5, the party seeking indemnification (the "Indemnified Party"), shall promptly notify the party from whom indemnification is sought (the "Indemnifying Party") of the claim and, when known, the facts constituting the basis for such claim. In the event of any such claim for indemnification hereunder resulting form or in connection with any claim or legal proceedings by a third party, the notice to the Indemnifying Party shall specify, if known, the amount or any estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, unless suit shall have been instituted against it and the Indemnifying Party shall not have taken control of such suit as provided in paragraph (d) below.

           (d) In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding if (i) the claim is one for money damages only and (ii) the Indemnifying Party acknowledges to the Indemnified Party in writing its obligations to indemnify the Indemnified Party with respect to all elements of such claim. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom within 30 days after receiving notice of such claim, (a) the Indemnified Party may defend against such claim or litigation, in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Indemnified Party, on such terms as the Indemnifying Party may deem appropriate, and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense.

          (e) The provisions of this Section 5 shall survive the expiration or earlier termination of this Agreement.

     6.   Force Majeure.
          -------------

     Each party shall be excused for any failure or delay in performing any of its obligations under this Agreement, other than the obligation of TBA to make certain payments to TSP


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pursuant to Section 2 hereof or the obligations of either party under Section 5 hereof, if such failure or delay is caused by force majeure.

     7.   Relationship of the Parties.
          ---------------------------

     Nothing contained in this Agreement is intended, or is to be construed, to constitute TSP and TBA as partners or joint venturers. Neither party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any contract, agreement or undertaking with any third party.

     8.   Miscellaneous.
          -------------

          (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that TSP and TBA may not assign their respective obligations hereunder without the prior written consent of the other party. Any assignment contravention of this provision shall be void. Notwithstanding the foregoing, the parties may assign their respective rights and obligations hereunder to any corporation directly or indirectly controlled by Thermo Electron Corporation.

          (b) This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof. This Agreement may be amended or modified only by a written instrument executed by TSP and TBA.

          (c) All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given
(i) when delivered in person, or (ii) if mailed, five days after mailing by United States certified or registered mail, postage prepaid, or (iii) one day after deposit for overnight delivery with a nationally recognized courier service such as Federal Express, or (iv) upon receipt of confirmation of transmission, if sent by telecopy, to the parties at the addresses set forth below their signatures to this Agreement or at such other address as may be given in writing by either party to the other in accordance with this Section 8(c).

          (d) This Agreement shall be governed and construed in accordance with the laws of the State of Florida.

          (e) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (f) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

          (g) This Agreement is the joint work product of the parties hereto, and, therefore, in the case of an ambiguity no inference shall be drawn to the detriment of either party.




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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



THERMO BIOANALYSIS CORPORATION          THERMO SEPARATION PRODUCTS INC.


By:    /s/ Barry S. Howe                By:    /s/ Barry S. Howe
       ----------------------                  ----------------------

Title: President                        Title: President



Address:  504 Airport Road              Address:  3661 Interstate Park Road,
          Santa Fe, NM 87504-2108                 North
                                                  P. O. Box 10235
                                                  Riviera Beach
                                                  Florida 33419-0235













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